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                                                                   EXHIBIT 10.4

                                     FORM OF

                          RETENTION INCENTIVE AGREEMENT

                  This Retention Incentive Agreement ("Agreement") is dated _____________ __, 199_, and is between ________________ ("Employee") and Graham
Packaging Company, a Pennsylvania limited partnership ("Graham").

                  Employee and Graham, intending to be legally bound hereby and in consideration of the provisions contained herein, agree that upon a Change in Control (as defined below) Graham shall make a Change in Control payment (as described below) to the Employee. The Change in Control payment will continue after a Qualifying Termination Event (as defined below); provided, that Employee signs a Release (as described below) upon such Qualifying Termination Event, as follows:

                  1. Change in Control. A Change in Control shall be deemed to have occurred when the beneficial ownership of 50 percent or more of the GP(LP) Group, or when 50 percent or more of the GP(LP) Group's business and assets, is sold or otherwise transferred to any person(s) other than (i) Donald C. Graham or his descendants (natural and adopted) or their spouses or (ii) a business entity controlled by Donald C. Graham.

                           For purposes of this Agreement, the term "GP(LP)
Group" shall mean, in the aggregate, Graham and any of its subsidiaries, including those whose principal offices are located in North, Central, and South America, Europe, and Asia. The term "GP(LP) Group," as of the date of this Agreement, consists of Graham, Graham Packaging Canada Limited, Graham Packaging Poland, L.P., Masko Graham Spolka, z.o.o., Graham Packaging Holdings I, Graham Recycling Company, Graham Packaging France Partners, Graham Packaging France Holding, S.A., Graham Packaging France, S.A., Graham Packaging Italy, Srl, SIP, Srl, Lido Plast- Graham, Graham Packaging Latin America, LLC, Graham Brasil Paricipacoes Ltda., and Graham Packaging do Brasil, S.A.

                  2.       Qualifying Termination Event

                           (a) A Qualifying Termination Event shall be
deemed to have occurred if, during the period after the date of a Change in Control and before the date the payment described in Paragraph 3 is made, Employee ceases to be employed by Graham or its successor (referred to jointly as "Graham") for any of the following reasons:

                           (1) Employee's death, retirement at or after age 65, or total disability (entitling him to

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                                    benefits under Graham's long-term disability
                                    plan);

                           (2) Except as provided in (b) below, Graham terminates Employee's employment; or

                           (3) After Employee gives Graham written notice of one or more of the following events and Graham fails to cure the event(s) during the 30-day period following Graham's receipt of such notice, Employee terminates his employment with Graham as a result of any of the following events:

                                    (i) Employee's position is materially and
                                        adversely changed (without his consent)
                                        from his position as of the Change in
                                        Control;

                                   (ii) Employee is assigned duties
                                        and responsibilities
                                        (without his consent) that
                                        are inconsistent in a
                                        material respect with the
                                        scope of duties and
                                        responsibilities associated
                                        with his position as of the
                                        Change in Control;

                                  (iii) Employee is directly requested by the
                                        person to whom the Employee directly
                                        reports to commit an unethical,
                                        dishonest, or illegal act of a material
                                        nature, knowing that such act is
                                        unethical, dishonest, or illegal
                                        (provided that whether the act cited by
                                        Employee is in fact unethical or
                                        dishonest shall be determined by the
                                        Chief Executive Officer of Graham in his sole discretion);

                                   (iv) Employee's annual salary
                                        rate as in effect on the
                                        day before the Change in
                                        Control is reduced; or

                                    (v) Graham requires Employee to be based at
                                        an office which is more than 50 miles
                                        further from Employee's residence than
                                        Employee's office on the day before the
                                        Change in Control (other than travel
                                        reasonably required in the performance
                                        of Employee's responsibilities).

                    (b) Notwithstanding (a) above, Employee's termination of employment will not be considered a Qualifying Termination Event for purposes of this Agreement if one of the following applies:


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                           (1)      Employee's employment with Graham is
                                    involuntarily terminated due to Employee's continuing refusal to perform his duties or to follow any lawful direction of Graham, provided the performance of such duties or the following of such lawful direction would not result in an event described in
                                    (a)(3)(i) or (ii) above;

                           (2) Employee's employment with Graham is involuntarily terminated due to Employee's intentional act or acts of dishonesty which Employee intended to result in his personal, more-than-immaterial enrichment;

                           (3)      prior to the occurrence of an event
                                    described in (a)(3)(i) through (v) above, Employee's employment with Graham is involuntarily terminated due to Employee's documented willful malfeasance or willful misconduct in connection with his employment or Employee's documented willful and deliberate insubordination;

                           (4) Employee's employment with Graham is involuntarily terminated because Employee is convicted of a felony;

                           (5) Employee's employment with Graham is terminated, but during the seven calendar days after such termination, Employee is offered (and declines) employment by the buyer of the entire business (or substantially all of the business) of Graham, on substantially the same terms (including this Agreement) as Employee's employment on the day before such termination; or

                           (6)      any other voluntary termination not
                                    described in (a) above.

                  3. Change in Control Payment. On the first anniversary of a Change in Control, Graham or its successor shall make one payment to Employee of $47,000 (less applicable withholding). The payment shall be made as soon as practicable after the first anniversary of the Change in Control.

                    If the Employee experiences a Qualifying Termination Event after the Change in Control, Graham or its successor shall make the Change in Control payment at the time described above; provided, that Employee signs a Release (as provided in Paragraph 5) upon such Qualifying Termination Event. If the Employee's termination of employment is not considered a Qualifying Termination Event and a Change in Control has


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occurred, the obligation of Graham or its successors to make the payment shall cease as of the date of the Employee's termination of employment.

                  4. Beneficiary. If Employee dies before the amount due under the provisions of Paragraph 3 of this Agreement has been paid, any such unpaid amount will be paid in a single sum within 90 days of his death to his surviving spouse or, if she does not survive him, to his estate.

                  5. Release. Upon a Qualifying Termination Event and prior to the Change in Control payment, Employee, for himself, his executors, administrators, heirs, and assigns, shall sign a separate release (the "Release") in which Employee shall:

                           (a) agree that no charge, complaint, claim, or lawsuit of any kind will be filed in connection with any claim released by this Agreement or the Release against Graham, its successors, parents, subsidiaries, and affiliates, incorporated and unincorporated, past and present, and each of them, as well as its and their directors, officers, agents , servants, and employees, past and present, and each of them (all collectively referred to as "Releasees"); and

                           (b) acknowledge full and complete satisfaction of, and release and discharge Releasees from , any and all claims, demands, and causes of action of whatever kind or nature, whether known or unknown to, or suspected or unsuspected by, Employee, which Employee at the time of the Release owns or holds or has at any time owned or held against any Releasee(s) arising out of or by reason of Employee's employment or termination of employment due to a Change in Control.

The Release shall include, but shall not be limited to, claims under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"). The Release shall not, however, preclude Employee's right to pursue any claims arising (i) under this Agreement or (ii) under any benefit programs in which Employee has accrued any rights which arise on, or after, the Qualifying Termination Event.

                  6.       Noncompetition and Nondisclosure Requirements

                           (a)  Noncompetition.  Employee covenants that he
will not (i) directly or indirectly own, manage, operate, control, advise, participate in, become a proprietor, partner, director, officer, or employee of, provide services to, or become


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financially interested in, any business (other than solely by virtue of the ownership of less than five percent of any class of publicly traded securities) competitive with the business of Graham or any of its affiliates (the "Companies") as of the date this Agreement is executed, or (ii) engage or participate in any effort or act to induce any of the customers or employees of Graham to take any action which might be disadvantageous to the Companies.

                           (b)  Nondisclosure. Employee covenants that he
will not (other than in the good faith performance of his services to Graham before Employee's termination of employment) disclose or make known to anyone other than employees of the Companies, or use for the benefit of himself or any other person, firm, operation, or entity unrelated to the Companies, any knowledge, information, or materials, whether tangible or intangible, belonging to the Companies, about their products, services, know-how, customers, business plans, or financial, marketing, pricing, compensation, and other proprietary matters relating to the Companies. On or before Employee's termination of employment with Graham, Employee shall promptly deliver to Graham or to any affiliate designated by Graham any and all tangible, confidential information in his possession.

                           (c)  Remedies for Breach. If Employee breaches
the covenant set forth in (a) above and/or the covenant set forth in (b) above, Employee's employment with Graham and/or Graham's obligation to make the payment described herein shall terminate at Graham's option. In addition, Employee expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of (a) and/or (b) above and that Graham, in addition to all other remedies, shall be entitled as a matter of right to equitable relief, including injunctions and specific performance, in any court of competent jurisdiction. If any of the provisions of (a) or (b) above are held to be in any respect unenforceable, then they shall be deemed to extend only over the maximum period of time, geographic area, or range of activities as to which they may be enforceable against Employee.

                  7. Confidentiality. The terms of this Agreement are confidential. Employee shall not disclose in any way this Agreement or any of its terms to any person other than his spouse; his legal counsel, accountant, financial adviser, or superior to whom he directly reports; William H. Kerlin, Jr.; or Donald C. Graham or a member of Donald C. Graham's family.

                  8. Governing Law. This Agreement is made and entered into in the Commonwealth of Pennsylvania, and except as provided in Paragraph 5, at all times and for all purposes shall be interpreted, enforced, and governed under its laws.

                  9. Arbitration. Without in any way affecting the terms of Paragraph 5, any controversy or claim arising out of or relating to this Agreement shall be settled exclusively by

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arbitration in Philadelphia, Pennsylvania, in accordance with the Commercial
Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. To the fullest extent permitted by applicable law and by the Commercial Arbitration Rules, the arbitration proceedings and award shall be kept confidential.

                  10. Entire Agreement; Amendment. This Agreement contains the entire agreement between Employee and Graham as to the payment described herein. Any amendment to this Agreement must be in writing, must be signed by both Graham and Employee, and must be consented to in writing by the "Graham Partners," as such term is defined in the Agreement and Plan of Recapitalization, Redemption and Purchase entered into by and among Graham et al. as of December 18, 1997.

                  11. Successor Employer. In the event of the dissolution, merger, consolidation, or reorganization of Graham, or the sale of the entire (or substantially all of the) business of Graham, this Agreement shall be continued by Graham's successor. The successor shall assume all liabilities under this Agreement and shall have the powers, duties, and responsibilities of Graham under this Agreement.

                  12. Termination of Agreement. This Agreement shall terminate at 12:00 midnight on December 31, 1998, unless a Change in Control occurs prior to such time. However, if Graham has entered into a binding agreement on or before

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December 31, 1998 pursuant to which Graham will or could experience a Change in
Control after December 31, 1998, this Agreement shall not terminate until after such binding agreement is either consummated or terminated.

                  IN WITNESS WHEREOF, the persons named below have signed this Retention Incentive Agreement as of the date first set forth above.

ATTEST:                                       GRAHAM PACKAGING COMPANY
                                              By: Graham Packaging Corporation,
                                                    Its General Partner

                                                    By:
                                                       ------------------------
----------------
Title:----------

WITNESS:                                             EMPLOYEE

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RETENTION INCENTIVE AGREEMENT PARTIES

Andris, Paul                                         Lajiness, Michael
Arnold, Jay                                          Litton, John
Atkinson, Thomas                                     Lombard, Jeff
Bailie, Paul                                         Luka, Gregory
Barker, Robert                                       Lyons, Crawford
Barrett, Mike                                        Mankosa, Mitchell
Bekka, Mustapha                                      Mattia, Jack
Bristol, Jeff                                        McCormack, Lisa
Carvallo, Luis                                       McQuitty, Shawn
Claes, Gerry                                         Miller, Mike
Craig, Peter                                         Montanari, David
Cray, Steven                                         Montgomery, Mary
Cummons, Joseph                                      Mooney, Michael
Davies, Gary                                         Muesegaes, Robert
Deits, Roger                                         Nico, Frank
Denner, John                                         Nguyen, Michael
Diller, Robert                                       O'Connell, Patrick
Dintaman, John                                       Ogg, Richard
Doyle, John                                          Owens, Jeff
Duncan, Barbara                                      Paquet, Giles
Dunman, James                                        Peterson, George
Dyer, Tim                                            Phillips, James
Ellis, Earle                                         Phillips, John
Ervin, Peter                                         Plummer, George
Fedyszyn, Moe                                        Ponder, Ray
Fischer, Martin                                      Reisig, Val
Gauthier, Mike                                       Rishel, Jeffrey
Geiser, Arlene                                       Saupp, Lisa
Geldart, Don                                         Schellang, Larry
George, Kevin                                        Smeltzer, Thomas
Gibson, Jeanne                                       Smith, Marvin
Gibson, Robert                                       Stephan, Michael
Goss, Kent                                           Stewart, Andrew
Graham, Robert                                       Stoops, Jerry
Gross, John                                          Stout, James
Harmon, Tim                                          Taylor, Andy
Hart, Warren                                         Taylor, Gregory
Holland, Tony                                        Taylor, Larry
Johnston, Robert                                     Thompson, Al
Kelly, Michael                                       Tobias, John
Kesselman, David                                     Walker, Ronnie
Klingenmaier, Bernd                                  Wark, Aron
Krohn, Roy                                           Weiss, Stephen
                                                     White, Sandy
                                                     Wiese, Wayne
                                                     Wileczek, Richard
                                                     Young, Richard
                                                     Yourist, Sheldon